Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact: Frederick A. Marcell Jr., CEO
Christopher E. Bell, CFO

Telephone:  215-646-5405

WILLOW GROVE BANCORP, INC.  ANNOUNCES

SECOND QUARTER RESULTS AND INCREASES CASH DIVIDEND

Maple Glen, Pennsylvania – (January 28, 2004) Willow Grove Bancorp, Inc. (the “Company”) (Nasdaq/NMS: WGBC), the holding company for Willow Grove Bank (the “Bank”), reported net income of $1.5 million, or $0.15 diluted earnings per share, for the quarter ended December 31, 2003.  This compares to net income of $1.9 million, or $0.18 diluted earnings per share, for the quarter ended December 31, 2002.  Net income for the six-month period ended December 31, 2003 was $3.1 million, or $0.31 diluted earnings per share compared to net income of $3.7 million, or $0.34 diluted earnings per share, for the comparable six-month period ended December 31, 2002.  Mr. Frederick A. Marcell Jr., President and CEO of the Company stated:  “Although the effects of an unsettled economic environment and historically low interest rates impacted this quarter’s performance, I’m pleased to report a quarterly increase in net interest margin to 3.25% for the quarter ended December 31, 2003 compared to 3.08% for the quarter ended September 30, 2003.  Additionally, I am pleased to share an 11.1% increased cash dividend with our shareholders.”

Net interest income for the three-month and six-month periods ended December 31, 2003 was $6.4 million, and $12.6 million, respectively. This compares to $7.3 million and $14.4 million in net interest income for the prior year comparable periods. For the three-month and six-month periods ended   December 31, 2003, net interest income declined primarily as a result of the reduction in interest income, due primarily to the decline in interest rates, which was greater than the reduction in interest expense.  The Company’s net interest margin decreased to 3.25% for the three months ended

December 31, 2003; a decline of 48 basis points compared to 3.73% for the three months ended December 31, 2002. The net interest margin for the six months ended December 31, 2003 decreased to 3.16%, a decline of 57 basis points compared to 3.73% for the six months ended December 31, 2002.  The decrease in net interest margin for the three and six month periods ended December 31, 2003 was primarily a result of the combination of a decline in net interest income and in the ratio of average interest-earning assets to average interest-bearing liabilities.

The Company’s provision for loan losses decreased $321,000, or 76.1% to $101,000 for the three months ended December 31, 2003 compared to $422,000 for the corresponding prior fiscal year period.  For the six months ended December 31, 2003 the provision for loan losses decreased $592,000, or 78.7% to $160,000 compared to $752,000 for the six months ended December 31, 2002.  The decrease in provision for the three and six month periods ended December 31, 2003 compared to similar periods ended December 31, 2002 was primarily related to a $338,000 specific provision for loan losses taken in the second quarter of fiscal 2003 with respect to one commercial real-estate loan relationship. At December 31, 2003 our ratio of non-performing loans to total loans was 0.94% compared to 1.09% at December 31, 2002.  The ratio of allowance for loan loss to non-performing loans at December 31, 2003 was 1.22% compared to 1.12% at December 31, 2002. During the three months ended December 31, 2003 the Company had recoveries totaling $108,000.  The Company’s allowance for loan losses increased to $5.5 million at December 31, 2003 compared to $5.3 million at June 30, 2003.

Non-interest income increased $178,000, or 27.4% to $828,000 for the three-month period ended December 31, 2003 compared to $650,000 for the similar prior fiscal year period.  Non-interest income increased $1.1 million, or 88.4% to $2.2 million for the six-month period ended December 31, 2003 compared to $1.1 million in the prior year period. For the three months ended December 31, 2003 the increase was primarily a result of increases in service charges, fees, and the cash surrender value of bank owned life insurance. During the three months ended December 31, 2003, service charges and fees increased $123,000, or 27.6% to $568,000. During the six months ended December 31, 2003, service charges and fees increased $272,000, or 29.7% to $1.2 million. The increases in service charges for the three and six-month periods were primarily a result of increased non-traditional product sales and loan prepayment penalties. For the six months ended December 31, 2003, the Company realized gains of $510,000 and $350,000 on the sale of securities and loans respectively, compared to gains of $7,000 and $260,000 respectively, during the corresponding comparable six-month period. Gains on sale of securities were obtained by taking advantage of certain market opportunities.

Non-interest expense increased $435,000, or 9.4% to $5.1 million for the three-month period ended December 31, 2003 compared to $4.6 million for the similar prior year period. Non-interest expense increased $899,000, or 9.8% to $10.1 million for the six-month period ended December 31, 2003 compared to $9.2 million for the similar year period.  Increases for the three and six month periods ended December 31, 2003 were primarily a result of the Company’s increase in compensation and benefits expense, which include employee stock ownership plan (“ESOP”) and recognition and retention Plan (“RRP”) expenses, and professional fees.  The Company’s ESOP expense increased $117,000 and $148,000, or 36.3% and 40.3% respectively, for the three and six months ended December 31, 2003 compared to the similar prior year periods.  The increase in ESOP expense was primarily the result of market price appreciation of the Company’s common stock. RRP expense increased $50,000 and $128,000, or 74.6% and 134.7% respectively, for the three and six months ended December 31, 2003 compared to RRP expense of $67,000 and $95,000 for the three and six months ended December 31, 2002 due to shares allocated from the 2002 RRP Trust.  Professional fees increased $53,000 and $163,000, or 39.6% and 62.2% respectively, during the three and six-month periods ended December 31, 2003 compared to similar prior year periods. Increases in professional fees were costs related to the Company’s review of potential acquisition transactions and general corporate matters.

The Company’s total assets amounted to $836.7 million at December 31, 2003, a decrease of $8.4 million, or 1.0% from June 30, 2003.  The decrease in assets primarily resulted from a decline in cash of $60.9 million, or 62.2%, offset by increases in loans and securities of $50.0 million. Securities available-for-sale and held to maturity increased a combined $14.1 million, or 4.6% at December 31, 2003 compared to June 30, 2003.  Net loans increased $37.5 million, or 9.1% from $413.8 million at June 30, 2003 to $451.3 million at December 31, 2003.  The increase was primarily a result of the purchase of $27.8 million in single-family residential loans. Single-family residential loans increased $23.8 million, or 18.0%, construction loans increased $9.4 million, or 25.9%, home equity loans increased $6.7 million, or 9.1%, and commercial real estate and multi-family residential loans increased $2.4 million, or 1.6% at December 31, 2003 compared to June 30, 2003.  Partially offsetting these increases were declines of $4.1 million, or 19.7% in commercial business loans, and $552,000, or 23.8% in consumer loans at December 31, 2003.  Total liabilities amounted to $726.8 million at December 31, 2003, a decrease of $1.2 million from June 30, 2003. Deposits decreased $24.3 million, or 4.1%, to $562.4 million at December 31, 2003.  However, the

Company’s core deposits, which are comprised of savings, checking and money market accounts, increased by $9.5 million, or 3.3%, to $296.4 million at December 31, 2003 compared to June 30, 2003, while borrowings increased $24.9 million, or 18.8% from June 30, 2003.   Total stockholders’ equity decreased $7.2 million to $109.9 million at December 31, 2003.  The change in stockholders’ equity was primarily the result of the repurchase of 476,866 shares of stock in the open market at an aggregate cost of $7.9 million, or an average of $16.16 per share.

The Company also announced that its Board of Directors, at its January 27, 2004 meeting, declared a $0.10 cash dividend on each share of common stock of the Company payable on February 20, 2004 to stockholders of record at the close of business on February 6, 2004. Willow Grove Bancorp, Inc. is the holding company for Willow Grove Bank, a federally chartered, well-capitalized, FDIC-insured savings bank.  The Bank was founded in 1909 and conducts its business from its headquarters in Maple Glen, Pennsylvania.  Its banking office network now has 14 offices located throughout Montgomery, Bucks, and Philadelphia counties.  Additional information is available at:  www.willowgrovebank.com.

This news release contains certain forward-looking statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties.  A number of factors – many of which are beyond the Company’s control – could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  The Company’s reports filed from time-to-time with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended June 30, 2003, and its other periodic and current reports filed thereafter describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality and interest rate risks associated with the Company’s business and operations. Other factors described include changes in our loan portfolio, changes in competition, fiscal and monetary policies and legislation and regulatory changes.

Forward-looking statements speak only as of the date they are made.  The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

WILLOW GROVE BANCORP, INC.

(Unaudited Selected Financial and Other Data)

	At December 31, 2003	At June 30, 2003
	(Dollars in thousands, except per share data)
Selected Financial Condition Data(1):
Total assets	$836,726	$845,124
Cash and cash equivalents	37,106	98,040
Loans receivable, net	451,272	413,799
Loans held for sale	3,785	5,293
Securities available-for-sale	297,431	291,885
Securities held to maturity	25,849	17,320
Deposits	562,358	586,643
FHLB advances	157,474	132,557
Stockholders’ equity	109,883	117,130
Book value per diluted common share	11.24	11.20

	Three Months Ended		Six Months Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
	(Dollars in thousands, except per share data)		(Dollars in thousands, except per share data)
Selected Operating Statement Data:
Interest income	$10,197	$12,034	$20,293	$24,287
Interest expense	3,756	4,783	7,716	9,856
Net interest income	6,441	7,251	12,577	14,431
Provision for loan losses	101	422	160	752
Total non-interest income	828	650	2,155	1,144
Total non-interest expense	5,067	4,632	10,122	9,223
Income tax expense	626	933	1,354	1,861
Net income	1,475	1,914	3,096	3,739
Diluted earnings per share	0.15	0.18	0.31	0.34

Selected Other Data(1):
Average yield interest-earning assets (1)(2)	5.12%	6.17%	5.09%	6.27%
Average cost interest-bearing liabilities (1)	2.33%	3.11%	2.39%	3.22%
Average interest rate spread (1)(2)	2.79%	3.06%	2.69%	3.05%
Return on average assets (1)(2)	0.71%	0.94%	0.75%	0.93%
Return on average equity (1)(2)	5.37%	6.08%	5.56%	5.98%
Net interest margin (1)(2)	3.25%	3.73%	3.16%	3.73%
Ratio of non-performing assets to total assets at period end	0.56%	0.64%	0.56%	0.64%
Ratio of non-performing loans to total loans at period end	0.94%	1.09%	0.94%	1.09%
Ratio of allowance for loan loss to total loans at period end	1.22%	1.12%	1.22%	1.12%
Ratio of allowance for loan loss to non-performing loans at period end	128.35%	103.84%	128.35%	103.84%
Efficiency ratio	69.72%	58.63%	68.71%	59.22%
Full service banking offices at period end	14	13	14	13

(1)  Annualized for the three and six months ended December 31, 2003 and 2002

(2)  The yield on municipal securities has been adjusted to a tax-equivalent basis.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance.  These non-GAAP measures consist of adjusting the yield on municipal securities to a tax-equivalent basis.  Management believes that presentation of financial measures on a tax-equivalent basis provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core business.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies.

Consolidated, Condensed Statements of Financial Condition

(Dollars in thousands)	At December 31, 2003	At June 30, 2003
Assets
Total cash and cash equivalents	$37,106	$98,040
Securities:
Available for sale	297,431	291,885
Held to maturity	25,849	17,320
Loans	456,787	419,111
Allowance for loan losses	(5,515)	(5,312)
Loans held for sale	3,785	5,293
Other assets	21,283	18,787
Total assets	$836,726	$845,124

Liabilities and stockholders’ equity
Deposits	$562,358	$586,643
Federal Home Loan Bank advances	157,474	132,557
Other liabilities	7,011	8,794
Total stockholders’ equity	109,883	117,130
Total liabilities and stockholders’ equity	$836,726	$845,124

Consolidated, Condensed Statements of Operations

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
(Dollars in thousands)	2003	2002	2003	2002
Total interest income	$10,197	$12,034	$20,293	$24,287
Total interest expense	3,756	4,783	7,716	9,856
Net interest income	6,441	7,251	12,577	14,431
Provision for loan losses	101	422	160	752
Non-interest income:
Service charges and fees	568	445	1,188	916
Realized gain on sale of loans	111	171	350	260
Realized gain on sale of securities	95	30	510	7
Other non-interest income	54	4	107	(39)
Total non-interest income	828	650	2,155	1,144
Non-interest expense:
Compensation and employee benefits	3,116	2,858	6,342	5,699
Occupancy	614	601	1,240	1,173
Professional fees	187	134	425	262
Other expense	1,150	1,039	2,115	2,089
Total non-interest expense	5,067	4,632	10,122	9,223
Income before income taxes	2,101	2,847	4,450	5,600
Income tax expense	626	933	1,354	1,861
Net Income	$1,475	$1,914	$3,096	$3,739

	Average Balance Sheet For The Three Months Ended
	December 31, 2003				December 31, 2002
(Dollars in thousands)	Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost

Total loans	$450,015	$7,252	6.42%		$473,457	$8,587	7.22%
Securities - taxable	299,195	2,690	3.58		276,743	3,222	4.62
Securities - nontaxable - adjusted to a taxable equivalent yield	17,700	289	6.50		17,980	271	5.98
Other interest-earning assets	32,461	49	0.60		12,861	37	1.14
Total interest-earning assets	799,371	10,280	5.12		781,041	12,117	6.17

Total deposits	498,321	2,376	1.90		477,205	3,253	2.70
Total borrowings	143,457	1,380	3.83		133,677	1,530	4.54
Total interest-bearing liabilities	641,778	3,756	2.33		610,882	4,783	3.11
Net interest income/net interest spread		$6,524		2.79%		$7,334		3.06%
Net interest margin(1)				3.25%				3.73%
Ratio of average interest-earning assets to average interest-bearing liabilities				124.56%				127.85%

Tax equivalent adjustments		$83				$83
Net interest margin, no tax adjustment				3.21%				3.68%

	Average Balance Sheet For The Six Months Ended
	December 31, 2003				December 31, 2002
(Dollars in thousands)	Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost

Total loans	$434,062	$14,405	6.61%		$464,688	$17,058	7.31%
Securities - taxable	302,988	5,305	3.48		275,807	6,742	4.85
Securities - nontaxable - adjusted to a taxable equivalent yield	17,540	572	6.49		17,051	518	6.03
Other interest-earning assets	46,281	176	0.76		17,834	128	1.42
Total interest-earning assets	800,871	20,458	5.09		775,380	24,446	6.27

Total deposits	506,240	5,065	1.99		477,806	6,825	2.83
Total borrowings	134,863	2,651	3.91		129,426	3,031	4.65
Total interest-bearing liabilities	641,103	7,716	2.39		607,232	9,856	3.22
Net interest income/ net interest spread		$12,742		2.70%		$14,590		3.05%
Net interest margin(1)				3.16%				3.73%
Ratio of average interest-earning assets to average interest-bearing liabilities				124.92%				127.69%

Tax equivalent adjustments		$165				$159
Net interest margin, no tax adjustment				3.12%				3.69%

(1) Net interest margin equals net interest income divided by average interest-earning assets.

Loan Portfolio

	At December 31, 2003		At June 30, 2003
(Dollars in thousands)	Amount	Percentage of Total	Amount	Percentage of Total
Mortgage loans:
Single-family residential	$155,602	34.02%	$131,821	31.40%
Commercial real estate and multi-family residential	158,335	34.62	155,892	37.14
Construction	45,556	9.96	36,191	8.62
Home equity	79,650	17.41	72,990	17.39
Total mortgage loans	439,143	96.01	396,894	94.55
Consumer loans	1,772	0.39	2,324	0.55
Commercial business loans	16,493	3.61	20,549	4.90
Total loans receivable	$457,408	100.00%	$419,767	100.00%

Deposits

	At December 31, 2003		At June 30, 2003
(Dollars in thousands)	Amount	Percent of total	Amount	Percent of total
Savings accounts	$91,417	16.3%	$86,447	14.7%
Money market accounts	36,165	6.4	37,531	6.4
Certificates of deposit	266,001	47.3	299,794	51.1
Interest-bearing checking accounts	97,416	17.3	93,290	15.9
Non-interest-bearing checking accounts	71,359	12.7	69,581	11.9
Total	$562,358	100.0%	$586,643	100.0%